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                                                                     EXHIBIT 4.1

                                AMENDMENT NO. 1
                              TO RIGHTS AGREEMENT

                                by and between

                               AMERICREDIT CORP.

                                      and

           CHASEMELLON SHAREHOLDER SERVICES, L.L.C., as Rights Agent


     THIS AMENDMENT NO. 1 to Rights Agreement ("Amendment No. 1") by and between AmeriCredit Corp. (the "Company") and ChaseMellon Shareholder Services, L.L.C., as Rights Agent ("ChaseMellon"), is entered into as of the 9th day of September, 1999.

     The Company and ChaseMellon have previously entered into that certain Rights Agreement (the "Rights Agreement") dated as of August 28, 1997.

     On September 7, 1999, the Board of Directors of the Company authorized certain amendments to the Rights Agreement as set forth herein.

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1.  Definitions.  Capitalized terms set forth in this Amendment No.
                 -----------
1 but not otherwise defined herein shall have the meanings ascribed thereto in the Rights Agreement.

     Section 2.  Amendment to Section 23(a) of Rights Agreement.  Section 23(a)
                 ----------------------------------------------
of the Rights Agreement is hereby amended so as to read in its entirety as follows:

          "(a)   The Board of Directors of the Company may, at any time prior to the Flip-In Event, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the redemption price being hereinafter referred to as the "Redemption Price"). The redemption of Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock, or such other form of consideration as the Board of Directors shall determine."
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     Section 3.  Amendment to Section 27 of Rights Agreement.  Section 27 of the
                 -------------------------------------------
Rights Agreement is hereby amended so as to read in its entirety as follows:

          "Section 27.  Supplements and Amendments.  Except as provided in the
                        --------------------------
     penultimate sentence of this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as provided in the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided that no such supplement or amendment shall adversely affect the interest of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such amendment may cause the Rights again to become redeemable or cause the Agreement again to become amendable other than in accordance with this sentence; further, provided,
                                                            -------  --------
     this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the right of, and/or the benefits to, the holders of the Rights. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price or, without the consent of the Rights Agent, which Changes or increases the Rights Agent's rights, duties, liabilities or obligations. Upon the delivery of a Certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment."

     Section 4.  Amendment to Section 30 of Rights Agreement.  Section 30 of the
                 -------------------------------------------
Rights Agreement is hereby amended so as to read in its entirety as follows:

          "Section 30.  Determinations and Actions by the Board of Directors.
                        ----------------------------------------------------
     The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed
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     necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights. The Rights Agent shall always be entitled to assume that the Company's Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon."

     Section 5.  Amendment to Section 1(b) of the Rights Agreement.  Subsection
                 --------------------------------------------------
(b) of Section 1 of the Rights Agreement, containing the definition of "Continuing Director," is hereby deleted from the Rights Agreement in its entirety and replaced with the words "Intentionally Omitted.".

     Section 6.  Validation of Rights Agreement.  Except to the extent expressly
                 ------------------------------
modified, supplemented or amended by this Amendment No. 1, the Rights Agreement and the terms, conditions and provisions thereof shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.



                                           AMERICREDIT CORP.



                                           By: /s/ Chris A. Choste
                                              -----------------------------
                                           Name:   Chris A. Choste
                                                ---------------------------
                                           Title:  Senior Vice President
                                                 --------------------------
                                                   General Counsel & Secretary


                                           CHASEMELLON SHAREHOLDER
                                           SERVICES, L.L.C., as Rights Agent



                                           By: /s/ Cindy Bennett
                                               ----------------------------

                                           Name: Cindy Bennett
                                                ---------------------------

                                           Title: Relationship Manager
                                                 --------------------------